                                                                   Exhibit 23.8

                                     CONSENT


         The undersigned hereby consents to being named a nominee to become a member of the board of directors of Insight Communications Company, Inc. ("Insight") upon the completion of Insight's public offering in Insight's Registration Statement on Form S-1 (File No.: 333-78293).



                                            /s/ Daniel S. O'Connell
                                            ----------------------------
                                            Name:   Daniel S. O'Connell


Dated: July 9, 1999